Exhibit 99.1

Cambium Networks Reports Second Quarter 2020 Financial Results

•	Revenues of $62.3 million, up 3% sequentially
•	Gross margin of 48.9%, non-GAAP(1) gross margin of 49.2%
•	Net income of $3.3 million or $0.13 per diluted share, non-GAAP(1) net income of $4.3 million or $0.16 per diluted share
•	Adjusted EBITDA(1) of $7.7 million or 12.3% of revenues
•	Net cash provided by operating activities $26.2 million
•	Launched first in new series of Wi-Fi 6 access points and multi-gigabit enterprise switches

ROLLING MEADOWS, IL., Aug. 11, 2020 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the second quarter 2020 ended June 30, 2020.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q2 2020	Q1 2020	Q2 2019	Q2 2020	Q1 2020	Q2 2019
Revenues	$62.3	$60.4	$69.2	$62.3	$60.4	$69.2
Gross margin	48.9%	50.7%	49.6%	49.2%	51.0%	50.1%
Operating margin	7.7%	0.6%	(13.6)%	10.4%	5.0%	10.3%
Adjusted EBITDA margin				12.3%	7.3%	11.8%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the second quarter ended June 30, 2020.

“Wireless broadband connectivity is vital and essential infrastructure for people around the world and is a lifeline for most communities,” said Atul Bhatnagar, president and CEO. “There is an increased secular need for fixed wireless broadband infrastructure. We are at the start of a new upgrade cycle to gigabit wireless solutions including our 60 GHz millimeter wave, CBRS solutions and emerging 5G products, and cloud powered enterprise Wi-Fi 6.”

Bhatnagar continued, “Fixed wireless broadband is a critically important networking fabric being accelerated by 5G standards to connect our local communities and its importance proved especially true during the COVID pandemic. Our business strengthened during the second quarter 2020, and during a period of unprecedented uncertainty, our employees and global channel rose to the occasion. Cambium Networks is now leaner, delivering improved financial performance, and better positioned for our next stage of growth.”

Revenues of $62.3 million for the second quarter 2020 decreased $6.9 million year-over-year, as a result of softer demand for defense related products which impacted Point-to-Point revenues, lower demand for Point-

to-Multi-Point products due to a technology transition, and the impact of global shutdowns and other restrictions imposed to combat the COVID pandemic to enterprise Wi-Fi solutions. Revenues for the second quarter 2020 increased by $1.9 million compared to $60.4 million for the first quarter 2020, driven by higher Point-to-Multi-Point revenues due to service providers scaling networks due to requests for increased capacity and better than anticipated field deployments, offset by lower demand for enterprise Wi-Fi solutions due to the impact of the COVID pandemic, and lower Point-to-Point revenues.

GAAP gross margin for the second quarter 2020 was 48.9%, compared to 49.6% for the second quarter 2019, and 50.7% for the first quarter 2020. GAAP operating income for the second quarter 2020 was $4.8 million, compared to an operating loss of $9.4 million during the second quarter 2019, and operating income of $0.4 million for the first quarter 2020. GAAP net income for the second quarter 2020 was $3.3 million, or net earnings of $0.13 per diluted share, compared to net loss of $20.4 million, or $1.47 per diluted share for the second quarter 2019, and net loss for the first quarter 2020 of $0.8 million, or a net loss of $0.03 per diluted share.

Non-GAAP gross margin for the second quarter 2020 was 49.2%, compared to 50.1% for the second quarter 2019, and 51.0% for the first quarter 2020. Non-GAAP operating income for the second quarter 2020 was $6.5 million, compared to $7.1 million for the second quarter 2019, and $3.0 million for the first quarter 2020. Non-GAAP net income for the second quarter 2020 was $4.3 million, or $0.16 per diluted share, compared to $3.9 million, or $0.15 per diluted share for the second quarter 2019, and $1.4 million, or $0.05 per diluted share for the first quarter 2020. For the second quarter 2020, adjusted EBITDA was $7.7 million or 12.3% of revenues, compared to adjusted EBITDA of $8.1 million or 11.8% of revenues for the second quarter 2019, and $4.4 million or 7.3% of revenues for the first quarter 2020.

Cash provided by operating activities was $26.2 million for the second quarter 2020, compared to cash provided by operating activities of $6.0 million for the second quarter 2019, and $0.8 million cash used in operating activities for the first quarter 2020. Cash totaled $37.4 million as of June 30, 2020, $33.8 million lower than June 30, 2019, due primarily to the paydown of $40.5 million of long-term debt and increased by $13.0 million from March 31, 2020. The increase in cash balance for the second quarter 2020 from the first quarter 2020 was primarily the result of an increase in net income, strong cash collections resulting in a decrease in accounts receivable, an increase in accounts payable, a reduction in inventories, offset by a paydown of $10.0 million on the revolving credit facility.

Second Quarter 2020 Highlights

•	Revenues of $62.3 million, up 3% sequentially.
•	GAAP net income of $3.3 million or $0.13 per diluted share, non-GAAP net income of $4.3 million or $0.16 per diluted share.
•	Adjusted EBITDA of $7.7 million or 12.3% of revenues, compared to $8.1 million or 11.8% of revenues for the second quarter 2019, and $4.4 million or 7.3% of revenues for the first quarter 2020.
•	Net cash provided by operating activities $26.2 million.

•	Increased new channel partners by over 1,900 year-over-year, an increase of 35%.
•	Devices under cnMaestro® Cloud management increased 52% year-over-year.
•	Launched first in a new series of Wi-Fi 6 access points and multi-gigabit enterprise switches including an 802.3bz compliant switch supporting Wi-Fi 6 access point deployments.

Third Quarter 2020 Financial Outlook

Taking into account our current visibility, the financial outlook as of August 11, 2020 for the third quarter ending September 30, 2020 is expected to be as follows:

•	Revenues between $64.0-$67.0 million
•	GAAP gross margin between 48.7%-49.7%; and non-GAAP gross margin between 49.0%-50.0%
•	GAAP operating income between $3.7-$4.7 million; and non-GAAP operating income between $5.3-$6.4 million
•	GAAP net income between $1.9-$2.5 million or between $0.07 and $0.09 per diluted share; and non-GAAP net income between $3.2-$3.8 million or between $0.12 and $0.14 per diluted share
•	Adjusted EBITDA between $6.4-$7.4 million; and adjusted EBITDA margin between 10.0%-11.1%
•	GAAP taxes between 16.0%-19.0%; and a non-GAAP effective tax rate of approximately 17.0%-19.0%
•	Approximately 26.6 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•	Paydown of debt: $2.5 million
•	Interest expense: approximately $0.9 million
•	Capital expenditures: $0.9-$1.1 million

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, pending legal matters, or other transactions.  Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, Aug. 11, 2020. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1 (470) 495-9483 for international callers, referencing conference ID number 4078031. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1 (855) 859-2056 in the U.S. or Canada and +1 (404) 537-3406 for international callers, using the conference ID number 4078031.

In addition, Cambium Networks will hold one-on-one meetings with investors on Wednesday, Aug. 12, 2020 at the Oppenheimer Technology, Internet, and Communications Conference and on Tuesday, Sept. 1, 2020 at the Jefferies 2020 Virtual Semiconductor, IT Hardware and Communications Infrastructure Summit Conference. President and CEO, Atul Bhatnagar, will present on Monday, Sept. 14, at 10:05 a.m. ET, at the Deutsche Bank Technology Conference. All conferences will be held virtually. To join the live webcast for the Deutsche Bank Technology Conference, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/.  Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks empowers millions of people with wireless connectivity worldwide. Its wireless portfolio is used by commercial and government network operators as well as broadband service providers to connect people, places and things. With a single network architecture spanning fixed wireless and Wi-Fi, Cambium Networks enables operators to achieve maximum performance with minimal spectrum. End-to-end cloud management transforms networks into dynamic environments that evolve to meet changing needs with minimal physical human intervention. Cambium Networks empowers a growing ecosystem of partners who design and deliver gigabit wireless solutions that just work.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2019 Form 10-K filed with the Securities and Exchange Commission on March 23, 2020, and most recent Form 10-Q filed on May 13, 2020. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; risks presented by the global COVID-19 pandemic, which could significantly disrupt our manufacturing, sales and other operations and negatively impact our financial results; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our expectations regarding outstanding litigation; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; and negatively impact our financial results; the difficulty of comparing or forecasting our financial results on a quarter-by-quarter basis due to the seasonality of our business; our limited or sole source suppliers’ inability to produce third-party components to build our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; credit risk of our channel partners, which could adversely affect their ability to purchase or pay for our products; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	June 30, 2020	March 31, 2020	June 30, 2019

Revenues	$62,254	$60,429	$69,151
Cost of revenues	31,782	29,797	34,839
Gross profit	30,472	30,632	34,312
Gross margin	48.9%	50.7%	49.6%
Operating expenses
Research and development	9,299	11,814	15,189
Sales and marketing	8,035	10,304	14,227
General and administrative	6,625	6,446	13,063
Depreciation and amortization	1,700	1,695	1,227
Total operating expenses	25,659	30,259	43,706
Operating income (loss)	4,813	373	(9,394)
Operating margin	7.7%	0.6%	(13.6)%
Interest expense, net	1,525	1,345	2,301
Other (income) expense, net	(22)	(216)	56
Income (loss) before income taxes	3,310	(756)	(11,751)
(Benefit) provision for income taxes	(2)	82	8,623
Net income (loss)	$3,312	$(838)	$(20,374)

Earnings (loss) per share
Basic	$0.13	$(0.03)	$(1.47)
Diluted	$0.13	$(0.03)	$(1.47)
Weighted-average number of shares outstanding to compute earnings (loss) per share
Basic	25,683,289	25,677,179	13,865,111
Diluted	25,789,830	25,677,179	13,865,111

Share-based compensation included in costs and expenses:
Cost of revenues	$18	$17	$182
Research and development	422	368	4,863
Sales and marketing	243	232	3,607
General and administrative	257	194	7,426
Total share-based compensation expense	$940	$811	$16,078

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets
Cash	$37,444	$19,346
Accounts receivable, net of allowance	51,290	58,628
Inventories, net	30,091	41,670
Recoverable income taxes	201	—
Prepaid expenses	3,792	5,323
Other current assets	3,893	4,350
Total current assets	126,711	129,317
Noncurrent assets
Property and equipment, net	7,700	8,314
Software, net	3,145	3,395
Operating lease assets	5,991	6,872
Intangible assets, net	13,997	15,100
Goodwill	9,842	8,552
Deferred tax assets, net	841	929
Other noncurrent assets	415	—
TOTAL ASSETS	$168,642	$172,479
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$20,021	$25,214
Accrued liabilities	16,556	15,034
Employee compensation	6,570	4,652
Current portion of long-term external debt, net	9,454	9,454
Deferred revenues	6,368	7,430
Other current liabilities	7,152	6,084
Total current liabilities	66,121	67,868
Noncurrent liabilities
Long-term external debt, net	49,431	54,158
Deferred revenues	3,934	4,852
Noncurrent operating lease liabilities	4,176	5,335
Deferred tax liabilities, net	—	337
Other noncurrent liabilities	1,184	—
Total liabilities	124,846	132,550
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2019 and June 30, 2020; 25,753,603 issued and 25,672,983 outstanding at December 31, 2019; 25,774,139 shares issued and 25,684,371 outstanding at June 30, 2020	3	3
Additional paid in capital	106,524	104,773
Treasury shares, at cost, 80,620 shares at December 31, 2019 and 89,768 shares at June 30, 2020	(1,048)	(1,094)
Accumulated deficit	(60,900)	(63,374)
Accumulated other comprehensive loss	(783)	(379)
Total shareholders’ equity	43,796	39,929
TOTAL LIABILITIES AND EQUITY	$168,642	$172,479

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Cash flows from operating activities:
Net income (loss)	$3,312	$(838)	$(20,374)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,853	1,845	1,393
Amortization of debt issuance costs	136	137	177
Share-based compensation	940	811	16,078
Deferred income taxes	(88)	(162)	7,198
Other	668	522	(429)
Change in assets and liabilities:
Receivables	11,639	(2,172)	1,717
Inventories	1,713	8,698	(4,034)
Accounts payable	3,565	(8,546)	2,736
Accrued employee compensation	1,851	547	346
Other assets and liabilities	636	(1,633)	1,146
Net cash provided by (used in) operating activities	26,225	(791)	5,954
Cash flows from investing activities:
Purchase of property and equipment	(489)	(1,053)	(579)
Purchase of software	(279)	(157)	(332)
Cash paid for acquisition	—	(334)	—
Net cash used in investing activities	(768)	(1,544)	(911)
Cash flows from financing activities:
Proceeds from issuance of revolver debt	—	10,000	—
Repayment of term loan	(2,500)	(2,500)	(2,375)
Repayment of revolver debt	(10,000)	—	—
Payment of debt issuance costs	—	—	(208)
Proceeds from initial public offering, net of underwriting commissions and fees	—	—	65,988
Payment of deferred offering costs	—	—	(1,007)
Taxes paid related to net share settlement of equity awards	(6)	52	—
Net cash (used in) provided by financing activities	(12,506)	7,552	62,398
Effect of exchange rate on cash	—	(70)	4
Net increase in cash	12,951	5,147	67,445
Cash, beginning of period	24,493	19,346	3,801
Cash, end of period	$37,444	$24,493	$71,246

Supplemental disclosure of cash flow information:
Income taxes paid	$272	$149	$155
Interest paid	$1,096	$1,117	$1,949
Significant non-cash activities:
Issuance of shares for unreturned capital and accumulated yield	$—	$—	$49,252
Deferred offering costs included in accrued liabilities	$—	$—	$3,246

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Point-to-Multi-Point	$40,564	$34,867	$41,730
Point-to-Point	12,602	13,110	17,830
Wi-Fi	7,640	11,481	8,430
Other	1,448	971	1,161
Total Revenues	$62,254	$60,429	$69,151

REVENUES BY REGION
	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
North America	$32,454	$31,035	$30,056
Europe, Middle East and Africa	20,424	18,744	22,994
Caribbean and Latin America	4,653	5,230	8,420
Asia Pacific	4,723	5,420	7,681
Total Revenues	$62,254	$60,429	$69,151

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

Accordingly, we believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.  Excluding these non-GAAP measures eliminate the variability caused by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used, the variability caused by purchase accounting and provide a more relevant measure of operating performance. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) Sponsor management fees associated with advisory services, (v) share-based compensation expense, (vi) one-time acquisition costs, and (vii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude Sponsor management fees, in order to eliminate the impact on reported performance caused by these fees, which are related to our past ownership structure. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP.  We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of share-based compensation expense, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.  In addition, in the three-month period ended June 30, 2019, Cambium Networks incurred a one-time share-based compensation expense of $16.1 million in connection with (i) the recognition of deferred share-based compensation expense and (ii) the issuance of 2,172,000 share options, each upon the completion of our initial public offering.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Acquisition and integration costs consist of legal and professional fees relating to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Restructuring expenses primarily consist of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred, one-time and ongoing impacts from the company's valuation allowance recognized in the quarter ended June 30, 2019, and one-time tax impacts from share-based compensation expense incurred upon the completion of our initial public offering. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares, if their effect to earnings per share is dilutive.  We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income (loss) to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net income (loss)	$3,312	$(838)	$(20,374)
Interest expense, net	1,525	1,345	2,301
(Benefit) provision for income taxes	(2)	82	8,623
Depreciation and amortization	1,853	1,845	1,393
EBITDA	6,688	2,434	(8,057)
Share-based compensation	940	811	16,078
Sponsor management fee	—	—	125
Xirrus one-time acquisition charges	30	—	—
Restructuring expense	9	1,152	—
Adjusted EBITDA	$7,667	$4,397	$8,146

Adjusted EBITDA Margin	12.3%	7.3%	11.8%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
GAAP gross profit	$30,472	$30,632	$34,312
Share-based compensation expense	18	17	182
Amortization of capitalized software costs	153	150	166
Restructuring expense	—	—	—
Non-GAAP gross profit	$30,643	$30,799	$34,660
Non-GAAP gross margin	49.2%	51.0%	50.1%

GAAP research and development expense	$9,299	$11,814	$15,189
Share-based compensation expense	422	368	4,863
Restructuring expense	(5)	639	—
Non-GAAP research and development expense	$8,882	$10,807	$10,326

GAAP sales and marketing expense	$8,035	$10,304	$14,227
Share-based compensation expense	243	232	3,607
Restructuring expense	(9)	513	—
Non-GAAP sales and marketing expense	$7,801	$9,559	$10,620

GAAP general and administrative expense	$6,625	$6,446	$13,063
Share-based compensation expense	257	194	7,426
Xirrus one-time acquisition charges	30	—	—
Restructuring expense	23	—	—
Non-GAAP general and administrative expense	$6,315	$6,252	$5,637

GAAP depreciation and amortization	$1,700	$1,695	$1,227
Amortization of acquired intangibles	551	551	293
Non-GAAP depreciation and amortization	$1,149	$1,144	$934

GAAP operating income (loss)	$4,813	$373	$(9,394)
Share-based compensation expense	940	811	16,078
Amortization of capitalized software costs	153	150	166
Amortization of acquired intangibles	551	551	293
Xirrus one-time acquisition charges	30	—	—
Restructuring expense	9	1,152	—
Non-GAAP operating income	$6,496	$3,037	$7,143

GAAP pre-tax income (loss)	$3,310	$(756)	$(11,751)
Share-based compensation expense	940	811	16,078
Amortization of capitalized software costs	153	150	166
Amortization of acquired intangibles	551	551	293
Xirrus one-time acquisition charges	30	—	—
Write-down of debt issuance costs upon prepayment of debt	—	—	—
Restructuring expense	9	1,152
Non-GAAP pre-tax income	$4,993	$1,908	$4,786

GAAP (benefit) provision for income taxes	$(2)	$82	$8,623
Valuation allowance impacts	(404)	—	8,238
Tax impacts of share vesting	—	3	2,530
Tax effect of share-based compensation expense, amortization of acquired intangibles, Xirrus one-time acquisition, restructuring expense using non-GAAP ETR	(337)	(533)	(3,010)
All other discrete items	—	61	(6)
Non-GAAP provision for income taxes	$739	$551	$871
Non-GAAP ETR	14.8%	28.9%	18.2%

GAAP net income (loss)	$3,312	$(838)	$(20,374)
Share-based compensation expense	940	811	16,078
Amortization of capitalized software costs	153	150	166
Amortization of acquired intangibles	551	551	293
Xirrus one-time acquisition charges	30	—	—
Write-down of debt issuance costs upon prepayment of debt	—	—	—
Restructuring expense	9	1,152	—
Non-GAAP adjustments to tax	(404)	64	10,761
Tax effect of share-based compensation expense, amortization of acquired intangibles, Xirrus one-time acquisition, restructuring expense using non-GAAP ETR	(337)	(533)	(3,010)
Non-GAAP net income	$4,254	$1,357	$3,915

Non-GAAP fully weighted basic shares	25,684	25,680	25,632
Non-GAAP fully weighted diluted shares	25,791	25,680	25,632

Non-GAAP net income per Non-GAAP basic share	$0.17	$0.05	$0.15
Non-GAAP net income per Non-GAAP diluted share	$0.16	$0.05	$0.15

###

Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com